nCOAT, INC.
(FORMERLY TYLERSTONE VENTURES CORPORATION)
CONSENT RESOLUTIONS OF THE BOARD OF DIRECTORS

(CERTIFIED PUBLIC ACCOUNTANTS)

The undersigned, being all of the Directors of nCoat, Inc. (formerly Tylerstone Ventures Corporation) (the "Corporation"), hereby give their unanimous consent to the following corporate actions. This consent is executed in accordance with the provisions of Article II, Section 7 of the Bylaws of the Corporation which provides that a written consent, signed by all Directors and setting forth the action so taken, shall have the same effect as a vote taken at a meeting of Directors.
WHEREAS, the Board of Directors finds that it is in the best interest of the Corporation to terminate the engagement of Madsen & Associates, CPA’s, Inc., as the Corporation’s certified public accountants; and
WHEREAS, the Board of Directors finds that it is in the best interest of the Corporation to engage Hansen Barnett & Maxwell, as the Corporation’s certified public accountants for the current fiscal year.
Now, therefore, it is hereby
RESOLVED, that the Corporation shall and hereby does terminate its engagement of Madsen & Associates, CPA’s, Inc., as the Corporation’s certified public accountants, effective as of February 14, 2007.
FURTHER RESOLVED, that the Corporation shall and hereby does engage Hansen Barnett & Maxwell as the Corporation’s certified public accountants, effective as of February 14, 2007.
Dated as of February 15, 2007.

/s/ Terry R. Holmes	/s/ Paul S. Clayson
Terry R. Holmes	Paul S. Clayson